UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	No.)	Identification Number)

4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, CheckFree Corporation (“CheckFree”) made a $50,000 pretax payment to Mark Johnson, CheckFree’s Vice Chairman, to recognize and reward his contribution as the interim General Manager of CheckFree’s Software Division. This payment was previously approved by the Compensation Committee of CheckFree’s Board of Directors on November 8, 2007.

Item 7.01.    Regulation FD Disclosure.

On the evening of December 3, 2007, Fiserv, Inc. (“Fiserv”) completed its acquisition of CheckFree pursuant to the terms of that certain Agreement and Plan of Merger, dated August 2, 2007, as amended (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Braves Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Fiserv (“Merger Sub”) merged with and into CheckFree, with CheckFree continuing as the surviving entity and a wholly owned subsidiary of Fiserv (the “Merger”). At the effective time of the Merger, the issued and outstanding shares of CheckFree common stock, par value $0.01 per share, were converted into the right to receive $48.00 per share in cash, totaling approximately $4.4 billion, and CheckFree became a wholly owned subsidiary of Fiserv.

A copy of the press release announcing completion of the Merger is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

See the Index of Exhibits attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKFREE CORPORATION

By:	/s/ Thomas J. Hirsch
Name: Thomas J. Hirsch
Title: Chief Financial Officer

Date: December 5, 2007

INDEX OF EXHIBITS

Number	Exhibit

99.1	Press Release issued by Fiserv, Inc., dated December 4, 2007
(furnished pursuant to Item 7.01).